SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Act of 1934

Date of Report: October 15, 2007

CLX INVESTMENT COMPANY, INC.

(Exact Name of Registrant as Specified in its Charter)

Colorado	0-9392	84-0749623
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

29970 Technology Drive, Suite 203

Murrieta, California 92563
(Address of principal executive offices)

Registrant's telephone number, including area code: (951) 677-6735

N/A

(Former name or former address, if changed since last report)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

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Written communications pursuant to Rule 425 under the Securities Act

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On October 15, 2007, CLX Investment Company, Inc. (the “Company”) entered into a Stock Purchase Agreement (the “Stock Purchase Agreement”) with the Oleksiewicz Family Trust (“Seller”), pursuant to which the Company purchased from the Seller one million two hundred fifty thousand (1,250,000) shares of common stock of Zonda, Incorporated, a Nevada Corporation (“Zonda”). The purchase results in an increase in the Company’s total equity position in Zonda to fifty one percent (51%). The purchase price for the acquisition consisted of ten million (10,000,000) shares of the Company’s common stock. The Stock Purchase Agreement is filed as Exhibit 10.1 hereto.

A copy of the press release, dated October 15, 2007, which announced the completion of the transaction, is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

ITEM 2.01 COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.01.

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial Statements of Business Acquired.

The financial statements required by Rule 3-05(b) of Regulation S-X will be filed by amendment to this Current Report on Form 8-K no later than December 28, 2007.

(b) Pro Forma Financial Information.

The pro forma financial information required pursuant to Article 11 of Regulation S-X will be filed by amendment to this Current Report on Form 8-K no later than December 28, 2007.

(d) Exhibits

Exhibit No.	Description	Location
10.1	Stock Purchase Agreement with the Oleksiewicz Family Trust dated October 15, 2007	Filed herein
99.1	Press Release dated October 15, 2007	Filed herein

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLX INVESTMENT COMPANY, INC.

October 18, 2007	/s/ Robert McCoy
Date	Robert McCoy, Chief Executive Officer